UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2018

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	717 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of January 25, 2018, the Board of Directors of Orrstown Financial Services, Inc. (the "Company") adopted amendments to section 3-14 of the Company's By-Laws, to render a Director ineligible to continue to serve as such upon attaining age 75, except that he or she may serve the remainder of his or her term with the prior approval of the Board. The amended section of the By-Laws is reproduced below, with the changes marked in italics.

Section 3-14. Age Limitation; Mandatory Retirement. Each Director of the corporation shall be under the age of seventy five (75) years as of the first day of any term for which such person is elected to serve as a Director of the corporation. Any Director who reaches the age of seventy five (75) years during such Director’s term as a member of the Board of Directors shall no longer be eligible to serve as a Director; provided, however, that such Director may, with the prior approval of the Board, continue to serve as a Director of the corporation until the end of such term, at which time the Director will no longer be eligible to serve as a Director of the corporation.

A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-Laws (as of January 25, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: January 30, 2018	By:	/s/ David P. Boyle
David P. Boyle Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.2	Amended and Restated By-Laws (as of January 25, 2018)